Exhibit 99.1

CONTACT:
Saul V. Reibstein	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	JCIR
610/401-2049	212/835-8500 or penn@jcir.com

PENN NATIONAL GAMING FILES 2015 FORM 10-K AND IS NOW CURRENT

WITH ALL FINANCIAL FILINGS FOLLOWING CHANGE IN LEASE ACCOUNTING

Wyomissing, PA (March 15, 2016) — Penn National Gaming, Inc. (PENN: Nasdaq) (“Penn National Gaming” or the “Company”) announced today that it filed its 2015 Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”).  Today’s Form 10-K filing follows last week’s filings of the Company’s restated financial statements for all periods since the spin-off (the “Spin-off”) of its real estate assets to Gaming and Leisure Properties, Inc. (“GLPI”) on November 1, 2013.  The restatement was triggered by the change in the classification of the Company’s Master Lease (the “Master Lease”) with GLPI from an operating lease to a financing obligation.  Following today’s filing, the Company is now current with all of its SEC filings and lender covenant obligations and has been informed by the Nasdaq Stock Market that the Company has regained compliance with the Nasdaq listing requirement relating to filing obligations.

As previously disclosed, Penn National Gaming’s net cash flows for all prior and future periods are not affected by the change in accounting treatment, nor is its tax treatment impacted.  In addition, the adjustments in the restatement did not have a significant impact on the Company’s leverage ratios under its senior credit facility and other debt instruments (as the terms of those obligations require the Master Lease to be treated as an operating lease regardless of the treatment required under GAAP) and it will have no future impact on the following indicators of the Company’s performance:

•                  its cash position;

•                  its revenues from continuing operations; or

•                  its rental payments or other obligations under the Master Lease.

Saul Reibstein, Chief Financial Officer of Penn National Gaming, noted, “We are pleased to confirm that we are current with all of our filings with the SEC and appreciate the patience of the Company’s shareholders, lenders, regulators and other constituents during this process.  Penn National led the industry in separating its real estate assets from its operating assets and, while this was a highly complex transaction, it served to create tremendous value for our shareholders. Importantly, the restatement and filings have not diminished that transaction or distracted management from our strategic growth initiatives.  We remain focused on enhancing current operations and profitably growing market share in key markets, generating new operating efficiencies, and continuing our expansion initiatives, all of which we believe position us for another period of financial growth in fiscal 2016.”

About Penn National Gaming

Penn National Gaming owns, operates or has ownership interests in gaming and racing facilities and video gaming terminal operations with a focus on slot machine entertainment.  At December 31, 2015, the Company operated twenty-seven facilities in seventeen jurisdictions, including Florida, Illinois, Indiana, Kansas, Maine, Massachusetts, Maryland, Mississippi, Missouri, Nevada, New Jersey, New Mexico, Ohio, Pennsylvania, Texas, West Virginia, and Ontario.  At December 31, 2015, in aggregate, Penn National Gaming operated approximately 33,400 gaming machines, 800 table games and 4,600 hotel rooms.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “seeks,” “may,” “will,” “should” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties, including future plans, strategies, performance, developments, acquisitions, capital expenditures, and operating results.  Actual results may vary materially from expectations.  Although the Company believes that our expectations are based on reasonable assumptions within the bounds of our knowledge of our business, there can be no assurance that actual results will not differ materially from our expectations.  Meaningful factors that could cause actual results to differ from expectations include, but are not limited to, risks related to the following, risks relating to the remediation of any material weaknesses and the costs to strengthen our internal control structure, potential investigations, litigation, or other proceedings by governmental authorities, stockholders or other parties, and risks related to the impact of the restatement of the Company’s financial statements on the Company’s reputation, development projects, joint ventures and other commercial contracts; and other factors as discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the United States Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

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